Exhibit 10.2

EXECUTION COPY

JPMorgan Chase Bank, National Association

P.O. Box 161

60 Victoria Embankment

London EC4Y 0JP

England

November 18, 2005

To: Sonic Automotive, Inc.

6415 Idlewild Rd, Suite 109

Charlotte NC 28212

Attention: Greg D. Young

Chief Accounting Officer

Telephone No.: (704) 566-2400

Facsimile No.: (704) 566-6031

Re: Call Option Transaction

Reference:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), and Sonic Automotive, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. This Confirmation shall replace any previous letter and serve as the final documentation for this Transaction.

The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. Certain defined terms used herein have the meanings assigned to them in the Prospectus Supplement dated November 18, 2005 to the Prospectus dated August 16, 2002 (as so supplemented, the “Prospectus”) (relating to the USD 150,000,000 principal amount of 4.25% Convertible Senior Subordinated Notes due 2015, (the “Convertible Notes” and each USD 1,000 principal amount of Convertible Notes, a “Convertible Note”) issued by Counterparty pursuant to an Indenture dated as of November 18, 2005, 2005 between Counterparty and U.S. Bank National Association, as trustee, as supplemented (the “Indenture”). In the event of any inconsistency among the terms defined in the Prospectus, the Indenture and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation evidences a complete and binding agreement between JPMorgan and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

(the “Agreement”) as if JPMorgan and Counterparty had executed an agreement in such form (but without any Schedule except for the election that (i) the laws of the State of New York be the governing law, (ii) United States dollars be the Termination Currency and (iii) with respect to Counterparty, the definition of “Specified Transaction” be amended such that “Specified Transaction” shall mean any transaction or transactions which would otherwise be deemed to be a “Specified Transaction” pursuant to the terms of the Agreement where the aggregate principal amount of such Specified Transaction or Transactions shall be not less than USD 25 million) on the Trade Date. In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	November 18, 2005

Option Style:	“Modified American”, as set forth under “Exercise and Valuation” below

Option Type:	Call

Buyer:	Counterparty

Seller:	JPMorgan

Shares:	Class A common stock of Counterparty, par value USD 0.01 per Share (Exchange symbol “SAH”)

Number of Options:	75,000. For the avoidance of doubt, the Number of Options shall be reduced by any Options exercised by Counterparty. In no event will the Number of Options be less than zero.

Option Entitlement:	As of any date, a number equal to the Conversion Rate as of such date (as defined in the Indenture, but without regard to any adjustments to the Conversion Rate pursuant to Section 1701(c), 1701(d) or 1704(b) of the Indenture), for each Convertible Note.

Strike Price:	USD 24.14

Premium:	USD 12,900,000.00

Premium Payment Date:	November 23, 2005

Exchange:	The New York Stock Exchange

Related Exchange(s):	The principal exchange(s) for options contracts or futures contracts, if any, with respect to the Shares

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

Exercise and Valuation:

Exercise Period(s):	Notwithstanding the Equity Definitions, each period commencing on the date a notice of conversion is submitted to Counterparty by a holder of Convertible Notes to and including the Exchange Business Day immediately following receipt of such notice; provided that if by October 30, 2010 Counterparty has specified November 30, 2010 as a redemption date for the Convertible Notes pursuant to the terms of the Indenture, there shall be a single Exercise Period for Exerciseable Options with respect to any Convertible Notes surrendered for conversion following Counterparty’s notice of such redemption and the final day of such Exercise Period shall be the Exchange Business Day immediately preceding the redemption date.

Exerciseable Options:	In respect of each Exercise Period, a number of Options equal to fifty percent of the number of Convertible Notes surrendered to Counterparty for conversion with respect to such Exercise Period but no greater than the Number of Options.

Expiration Time:	The Valuation Time.

Expiration Date:	November 29, 2010 or if such date is not a Business Day, the immediately preceding Business Day.

Multiple Exercise:	Applicable, as described under Exerciseable Options above.

Automatic Exercise:	Applicable; and means that the Exerciseable Options in respect of each Exercise Period shall be deemed to be exercised on the Expiration Date for such Exercise Period; provided that such Exerciseable Options shall be deemed exercised only to the extent that Counterparty has provided a Notice of Exercise to JPMorgan.

Notice of Exercise:	Notwithstanding anything to the contrary in the Equity Definitions, in order to exercise any Options, Counterparty must notify JPMorgan (in writing or orally) at least one Exchange Business Day prior to the first day of the Cash Settlement Averaging Period for the Options being exercised of (i) the number of such Options and (ii) the first day of the Cash Settlement Averaging Period and the Settlement Date; provided that if Counterparty has specified November 30, 2010 as a redemption date for the Convertible Notes pursuant to the terms of the Indenture, such notice may be given on or prior to the Expiration Date for such Exerciseable Options and need only specify the number of such Exerciseable Options.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

Valuation Time:	At the close of trading of the regular trading session on the Exchange; provided that if the principal trading session is extended, the Calculation Agent shall determine the Valuation Time in its reasonable discretion.

Market Disruption Event:	Section 4.3(a)(ii) is hereby amended by adding after the words “or Share Basket Transaction” in the first line thereof a phrase “a failure by the Exchange or Related Exchange to open for trading during its regular trading session or” and replacing the phrase “during the one-half hour period that ends at the relevant Valuation Time” with the phrase “prior to 1:00 p.m. on such Exchange Business Day of an aggregate one half hour period”.

Settlement Terms:

Settlement Method:	Net Share Settlement

Net Share Settlement:	JPMorgan will deliver to Counterparty, on the Settlement Date, a number of Shares equal to the Net Shares in respect of an Option exercise. In no event will the Net Shares be less than zero.

Net Shares:	In respect of any Option exercised or deemed exercised, for each Option, a number of Shares equal to (i) the Option Entitlement multiplied by (ii) the sum of the quotients, for each Valid Day during the Cash Settlement Averaging Period for such Option, of (A) the Relevant Price on such Valid Day, less the Strike Price, divided by (B) the Relevant Price on such Valid Day, divided by (iii) 25. JPMorgan will deliver cash in lieu of any fractional Shares valued at the Revelant Price on such Valid Day; provided, however, that if the calculation contained in clause (A) above results in a negative number, such number shall be replaced with the number “zero”.

Valid Day:	An Exchange Business Day on which the Exchange is open for trading during its regular trading session and there is no Market Disruption Event with respect to the Shares.

Relevant Price:	In respect of any Option exercised or deemed exercised, the per Share volume-weighted average price for each of the 25 consecutive Valid Days during the Cash

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

Settlement Averaging Period as displayed under the heading “Bloomberg VWAP” on Bloomberg page SAH <equity> AQR (or any successor thereto) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Valid Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Valid Day, as determined by the Calculation Agent using a volume-weighted method).

Cash Settlement Averaging Period:	For any Exercisable Options, the 25 consecutive Valid Days commencing on and including the second Exchange Business Day following the receipt by Counterparty of a notice of voluntary conversion by a holder of the corresponding Convertible Notes; provided that, if Counterparty has specified November 30, 2010 as a redemption date for the Convertible Notes pursuant to the terms of the Indenture by October 30, 2010, for any Exercisable Options that correspond to Convertible Notes surrendered for conversion following the issuance by Counterparty of the notice of such redemption, the 25 consecutive Valid Days commencing on the first scheduled Exchange Business Day following the redemption date.

Settlement Date:	For any Exerciseable Options relating to the conversion of Convertible Notes, the settlement date for Shares to be delivered under such Convertible Notes under the terms of the Indenture.

Other Applicable Provisions:	The provisions of Sections 6.6, 6.7, 6.8, 6.9 and 6.10 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-Settled” shall be read as references to “Net Share Settled”. “Net Share Settled” in relation to any Option means that Net Share Settlement is applicable to that Option.

Failure to Deliver:	Applicable

3. Additional Terms applicable to the Transaction:

    Adjustments applicable to the Transaction:

Potential Adjustment Events:	Notwithstanding Section 9.1(e) of the Equity Definitions, a “Potential Adjustment Event” means any occurrence of any event or condition, as set forth in Section 1704 of the Indenture that would result in an adjustment to the Conversion Rate of the Convertible Notes; provided that in no event shall there be any adjustment hereunder as a result of an adjustment to the Conversion Rate pursuant to Section 1701(c), 1701(d) or 1704(b) of the Indenture.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

Method of Adjustment:	Calculation Agent Adjustment, and means that, notwithstanding Section 9.1(c) of the Equity Definitions, upon any adjustment to the Conversion Rate of the Convertible Notes pursuant to the Indenture (other than Section 1701(c), 1701(d) or 1704(b) of the Indenture), the Calculation Agent will make a corresponding adjustment to any one or more of the Strike Price, Number of Options, the Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction.

Extraordinary Events applicable to the Transaction:

Merger Events:	Notwithstanding Section 9.2(a) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition set forth in Section 1705 of the Indenture.

Consequence of Merger Events:	Notwithstanding Section 9.3 of the Equity Definitions, upon the occurrence of a Merger Event, the Calculation Agent shall make a corresponding adjustment in respect of any adjustment under the Indenture to any one or more of the nature of the Shares, Strike Price, Number of Options, the Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction; provided however that such adjustment shall (a) assume that, in the case of a “Public Acquirer Change of Control” (as defined in the Indenture), the Counterparty does not make the election provided in Section 1701(d) of the Indenture and (b) be made without regard to any adjustment to the Conversion Rate for the issuance of additional shares as set forth in Section 1701(c) of the Indenture.

Additional Termination Events:	If an event of default with respect to Counterparty shall occur under the terms of the Convertible Notes as set forth in Section 501 of the Indenture, then such event shall constitute an Additional Termination Event applicable to this Transaction and, with respect to such event (i) Counterparty shall be deemed to be the sole Affected Party and the Transaction shall be the sole affected transaction and (ii) JPMorgan shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement. For the avoidance of doubt, the provisions of paragraph 9(r) shall apply to any amount that is payable by JPMorgan to Counterparty pursuant to this Section 3.

4. Calculation Agent:	JPMorgan, whose calculations and determinations shall be made in good faith and in a commercially reasonable manner, including with respect to calculations and determinations that are made in its sole discretion.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

5. Account Details:

(a)	Account for payments to Counterparty:

Bank Name:	Bank of America
Bank Address:	Jacksonville, FL
Routing Nbr Wires Only:	XXXX
Account Name:	Sonic Automotive, Inc
Account No:	XXXX

Account for delivery of Shares to Counterparty:

Sonic Automotive, Inc.

c/o Wachovia account #XXXX to be settled via DWAC

(b)	Account for payments to JPMorgan:

JPMorgan Chase Bank, N.A., New York

ABA: XXXX

Favour: JPMorgan Chase Bank, N.A. – London

A/C: XXXX

Account for delivery of Shares from JPMorgan:

DTC XXXX

6. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of JPMorgan for the Transaction is: New York

JPMorgan Chase Bank, National Association

London Branch

P.O. Box 161

60 Victoria Embankment

London EC4Y 0JP

England

7. Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

Sonic Automotive, Inc.

6415 Idlewild Rd, Suite 109

Charlotte NC 28212

Attention: Greg D. Young

Chief Accounting Officer

Telephone No.: (704) 566-2400

Facsimile No.: (704) 566-6031

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

(b)	Address for notices or communications to JPMorgan:

JPMorgan Chase Bank, National Association

277 Park Avenue, 11th Floor

New York, NY 10172

Attention: Nathan Lulek

EDG Corporate Marketing

Telephone No.: (212) 622-2262

Facsimile No.: (212) 622-8091

8. Representations and Warranties of Counterparty

The representations and warranties of Counterparty set forth in Section 1 of the Purchase Agreement (the “Purchase Agreement”) dated as of November 18, 2005 among Counterparty, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Underwriters”) are true and correct and are hereby deemed to be repeated to JPMorgan as if set forth herein. Counterparty hereby further represents and warrants to JPMorgan that:

(a)	Counterparty has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of this Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on Counterparty’s part; and this Confirmation has been duly and validly executed and delivered by Counterparty and constitutes its valid and binding obligation, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(b)	Neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Counterparty hereunder will conflict with or result in (i) a breach of the certificate of incorporation or by-laws (or any equivalent documents) of Counterparty, (ii) any applicable law or regulation, (iii) any material order, writ, injunction or decree of any court or governmental authority or agency, or (iv) any agreement or instrument to which Counterparty or any of its “significant subsidiaries” (as defined in Regulation S-X) is a party or by which Counterparty or any of its “significant subsidiaries” (as defined in Regulation S-X) is bound or to which Counterparty or any of its “significant subsidiaries” (as defined in Regulation S-X) is subject, a breach of which would have a material adverse effect on Counterparty’s ability to perform under this Confirmation, or constitute a default under, or result in the creation of any lien under, any such agreement or instrument, or breach or constitute a default under any agreements and contracts of Counterparty and its “significant subsidiaries” (as defined in Regulation S-X) filed as exhibits to Counterparty’s Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in the Prospectus.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

(c)	No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Counterparty of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws.

(d)	It is an “eligible contract participant” (as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended (the “CEA”) because one or more of the following is true:

 Counterparty is a corporation, partnership, proprietorship, organization, trust or other entity and:

(A)	Counterparty has total assets in excess of USD 10,000,000;

(B)	the obligations of Counterparty hereunder are guaranteed, or otherwise supported by a letter of credit or keepwell, support or other agreement, by an entity of the type described in Section 1a(12)(A)(i) through (iv), 1a(12)(A)(v)(I), 1a(12)(A)(vii) or 1a(12)(C) of the CEA; or

(C)	Counterparty has a net worth in excess of USD 1,000,000 and has entered into this Agreement in connection with the conduct of Counterparty’s business or to manage the risk associated with an asset or liability owned or incurred or reasonably likely to be owned or incurred by Counterparty in the conduct of Counterparty’s business.

(e)	Each of it and its affiliates is not, on the date hereof, in possession of any material non-public information with respect to Counterparty.

9. Other Provisions:

(a)	Opinions. Counterparty shall deliver to JPMorgan an opinion of counsel, dated as of the Trade Date, with respect to the matters set forth in Sections 8(a) through (d) of this Confirmation.

(b)	Amendment. If the Underwriters exercise their right to purchase additional Convertible Notes as set forth therein, then, at the discretion of Counterparty, JPMorgan and Counterparty will either enter into a new confirmation or amend this Confirmation to provide for such increase in Convertible Notes (but on pricing terms acceptable to JPMorgan and Counterparty) (such additional confirmation or amendment to this Confirmation to provide for the payment by Counterparty to JPMorgan of the additional premium related thereto).

(c)	No Reliance, etc. Each party represents that (i) it is entering into the Transaction evidenced hereby as principal (and not as agent or in any other capacity); (ii) neither the other party nor any of its agents are acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth in the Agreement or this Confirmation; (iv) it has not relied on the other party for any legal, regulatory, tax, business, investment, financial, and accounting advice, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority view expressed by the other party or any of its agents; and (v) it is entering into this Transaction with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

(d)	Share De-listing Event. If at any time during the period from and including the Trade Date, to and including the Expiration Date, the Shares cease to be listed or quoted on the Exchange (a “Share De-listing”) for any reason (other than a Merger Event as a result of which the shares of common stock underlying the Options are listed or quoted on The New York Stock Exchange, The American Stock Exchange or the NASDAQ National Market (or their respective successors) (the “Successor Exchange”)) and are not immediately re-listed or quoted as of the date of such de-listing on the Successor Exchange, then such event shall constitute an Additional Termination Event hereunder; provided that (i) Counterparty shall be the sole Affected Party with respect to such event and (ii) JPMorgan shall have the right to designate an Early Termination Date with respect thereto.

(e)	Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give JPMorgan a written notice of such repurchase (a “Repurchase Notice”) on such day if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than 2.6 million or (ii) more than 350,000 less than the number of Shares included in the immediately preceding Repurchase Notice. Counterparty agrees to indemnify and hold harmless JPMorgan and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses (including losses relating to JPMorgan’s hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to this Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney’s fees), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty’s failure to provide JPMorgan with a Repurchase Notice on the day and in the manner specified in this Section 9(e), and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty’s failure to provide JPMorgan with a Repurchase Notice in accordance with this paragraph, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph (e) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity. The indemnity and contribution agreements contained in this paragraph (e) shall remain operative and in full force and effect regardless of the termination of this Transaction.

(f)	Regulation M. Counterparty was not on the Trade Date and is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of any securities of Counterparty, other than (i) a distribution meeting the requirements of the exception set forth in sections 101(b)(10) and 102(b)(7) of Regulation M and (ii) the distribution of the Convertible Notes. Counterparty shall not, until the fifth Exchange Business Day immediately following the Trade Date, engage in any such distribution.

(g)	No Manipulation. Counterparty is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares).

(h)	Number of Repurchased Shares. Counterparty represents that it could have purchased Shares, in an amount equal to the product of the Number of Options and the Option Entitlement, on the Exchange or otherwise, in compliance with applicable law, its organizational documents and any orders, decrees, contractual agreements binding upon Counterparty, on the Trade Date.

(i)	Board Authorization. Each of this Transaction and the issuance of the Convertible Notes was approved by Counterparty’s board of directors and, prior to any exercise of Options hereunder, Counterparty’s board of directors will have duly authorized any repurchase of Shares pursuant to this Transaction. Counterparty further represents that there is no internal policy, whether written or oral, of Counterparty that would prohibit Counterparty from entering into any aspect of this Transaction, including, but not limited to, the purchases of Shares to be made pursuant hereto.

(j)	Transfer or Assignment. Neither party may transfer any of its rights or obligations under this Transaction without the prior written consent of the non-transferring party; provided that if, as determined at JPMorgan’s sole discretion, (x) its “beneficial ownership” (within the meaning of Section 16 of the Exchange Act and rules promulgated thereunder) exceeds 8% of Counterparty’s outstanding Shares or (y) the product of the Number of Options and the Option Entitlement exceeds 15% of Counterparty’s outstanding Shares, JPMorgan may transfer or assign a number of Options sufficient to reduce such “beneficial ownership” to 7.5% or such product to 14.5%, as the case may be, to any third party with a rating for its long term, unsecured and unsubordinated indebtedness of A+ or better by Standard and Poor’s Rating Group, Inc. or its successor

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

(“S&P”), or A1 or better by Moody’s Investor Service, Inc. (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute agency rating mutually agreed by Counterparty and JPMorgan. If, in the discretion of JPMorgan, JPMorgan is unable to effect such transfer or assignment after its commercially reasonable efforts on pricing terms reasonably acceptable to JPMorgan and within a time period reasonably acceptable to JPMorgan, JPMorgan may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of this Transaction, such that its “beneficial ownership” following such partial termination will be equal to or less than 8%, or the product of the Number of Options and the Option Entitlement will be less than 15.0%, as the case may be. In the event that JPMorgan so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement and Section 9(n) hereof as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Options equal to the Terminated Portion, (ii) Counterparty shall be the sole Affected Party with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction (and, for the avoidance of doubt, the provisions of Section 9(p) shall apply to any amount that is payable by JPMorgan to Counterparty pursuant to this sentence). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing JPMorgan to purchase, sell, receive or deliver any shares or other securities to or from Counterparty, JPMorgan may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform JPMorgan’s obligations in respect of this Transaction and any such designee may assume such obligations. JPMorgan shall be discharged of its obligations to Counterparty to the extent of any such performance.

(k)	Staggered Settlement. JPMorgan may, by notice to Counterparty on or prior to any Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares on two or more dates (each, a “Staggered Settlement Date”) as follows:

(a)	in such notice, JPMorgan will specify to Counterparty the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than the twentieth (20th) Exchange Business Day following such Nominal Settlement Date) and the number of Shares that it will deliver on each Staggered Settlement Date on a payment versus delivery basis;

(b)	the aggregate number of Shares that JPMorgan will deliver to Counterparty hereunder on all such Staggered Settlement Dates will equal the number of Shares that JPMorgan would otherwise be required to deliver on such Nominal Settlement Date; and

(c)	if the Net Share Settlement terms set forth above were to apply on the Nominal Settlement Date, then the Net Share Settlement terms will apply on each Staggered Settlement Date, except that the Net Shares will be allocated among such Staggered Settlement Dates as specified by JPMorgan in the notice referred to in clause (a) above.

(l)	Damages. Neither party shall be liable under Section 6.10 of the Equity Definitions for special, indirect or consequential damages, even if informed of the possibility thereof.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

(m)	Role of Agent. Each party agrees and acknowledges that J.P. Morgan Securities Inc., an affiliate of JPMorgan (“JPMSI”), has acted solely as agent and not as principal with respect to this Transaction and (ii) JPMSI has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under this Transaction.

(n)	Additional Provisions.

(i) Notwithstanding Section 6(e) of the Agreement or Section 9.7 of the Equity Definitions, if, with respect to the transactions contemplated hereunder, (A) an Early Termination Date with respect to any Event of Default or any Termination Date, (B) a Merger Date with respect to any Merger Event (for the purpose of this provision, solely relating to the Merger Event contemplated by Section 9.2(a)(iii) of the Equity Definitions and which event shall not result from any action taken by, or within the control of, Counterparty), or (C) a date as of which Section 9.6(c)(ii)(A) or Section 9.6(c)(ii)(B) of the Equity Definitions applies with respect to any Extraordinary Event shall occur (any such date, the “Relevant Date”), then in lieu of calculating any payments hereunder pursuant to Section 6(e) of the Agreement or Section 9.7 of the Equity Definitions, as applicable, the Calculation Agent, in its sole discretion, shall determine the amount payable by JPMorgan to Counterparty, on the following basis:

(1) such Relevant Date shall be the sole Exercise Date hereunder and Automatic Exercise shall be applicable to the Number of Options;

(2) the Settlement Method shall be Net Share Settlement,

(3) JPMorgan shall deliver to Counterparty the Net Share Settlement Amount on the Settlement Date with respect to such Relevant Date; and

(4) Net Share Settlement Amount shall mean the number of Shares equal to the sum of (A) a fraction (x) the numerator of which is the product of (a) the Strike Price Differential on such Relevant Date, (b) the Number of Options and (c) the Option Entitlement, and (y) the denominator of which is the Relevant Price on such date and (B) the product of (x) the additional Shares per Option (the “Additional Shares”) determined by reference to the table attached as Annex A hereto based on the date on which such Relevant Date occurs and the Relevant Price on such date, (y) the Number of Options, and (z) the Option Entitlement.

(5) with respect to the determination of Additional Shares, if the actual Relevant Price is between two Relevant Price amounts in the table or the Relevant Date is between two Relevant Dates in the table, the Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Relevant Price amounts and the two nearest Relevant Dates, as applicable, based on a 365-day year.

(6) with respect to any adjustment to the terms of the Transaction, the Calculation Agent, in its reasonable discretion, shall correspondingly adjust the Additional Shares and/or the Relevant Prices (as set forth in the table in Annex A hereto) as of any date of such adjustments. For the avoidance of doubt, any adjustment made to the Additional Shares and/or the Relevant Prices (each as set forth in the table in Annex A hereto)

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority shall be consistent with (i) the adjustments made pursuant to the provisions of this Section 9(m)(iv) if such adjustments were the result of an event which was outside of Counterparty’s control, and (ii) the adjustments made to pursuant to the applicable provisions of this Confirmation if such adjustments were the result of an event which was within Counterparty’s control.

(ii) For the avoidance of doubt, for the purposes of any calculation made by the Calculation Agent with respect to this Transaction pursuant to Section 9.1(c) of the Equity Definitions and relating to any Potential Adjustment Event that is within Counterparty’s control, such calculations shall be made based upon the Calculation Agent’s determination of the fair market value of the Shares or Options under the then prevailing circumstances, such determination may factor in any loss or cost incurred in connection with our terminating, liquidating, or re-establishing hedge positions relating to the Shares in connection with the Transaction and the Calculation Agent shall, in its sole discretion, make corresponding adjustments to the Additional Shares contained in Annex A hereto and, if applicable, to the Reference Prices contained in such Annex A.

(o)	Setoff. In addition to and without limiting any rights of set-off that a party hereto may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of an Early Termination Event, JPMorgan shall have the right to set off any obligation that it may have to Counterparty under this Confirmation, including without limitation any obligation to make any payment of cash or delivery of Shares to Counterparty, against any obligation Counterparty may have to JPMorgan under any other agreement between JPMorgan and Counterparty relating to Shares (each such contract or agreement, a “Separate Agreement”), including without limitation any obligation to make a payment of cash or a delivery of Shares or any other property or securities. For this purpose, JPMorgan shall be entitled to convert any obligation (or the relevant portion of such obligation) denominated in one currency into another currency at the rate of exchange at which it would be able to purchase the relevant amount of such currency, and to convert any obligation to deliver any non-cash property into an obligation to deliver cash in an amount calculated by reference to the market value of such property as of the Early Termination Date, as determined by the Calculation Agent in its sole discretion; provided that in the case of a set-off of any obligation to release or deliver assets against any right to receive fungible assets, such obligation and right shall be set off in kind and; provided further that in determining the value of any obligation to deliver Shares, the value at any time of such obligation shall be determined by reference to the market value of the Shares at such time, as determined in good faith by the Calculation Agent. If an obligation is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

(p)	Status of Claims in Bankruptcy. JPMorgan acknowledges and agrees that this confirmation is not intended to convey to JPMorgan rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall limit or shall be deemed to limit JPMorgan’s right to pursue remedies in the

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit JPMorgan’s rights in respect of any transaction other than the Transaction

(q)	Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If in respect of this Transaction, an amount is payable by JPMorgan to Counterparty (i) pursuant to Section 9.7 of the Equity Definitions or (ii) pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), Counterparty may request JPMorgan to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) (except that Counterparty shall not make such an election in the event of a Nationalization or Insolvency or a Merger Event, in each case, in which the consideration to be paid to holders of Shares consists solely of cash, or an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, other than an Event of Default of the type described in (x) Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or (y) a Termination Event of the type described in Section 5(b)(i), (ii), (iii), (iv), (v) or (vi) of the Agreement, in the case of both (x) and (y), that resulted from an event or events outside Counterparty’s control) and shall give irrevocable telephonic notice to JPMorgan, confirmed in writing within one Currency Business Day, no later than 12:00 p.m. New York local time on the Merger Date, the date of the occurrence of the Nationalization or Insolvency or the Early Termination Date, as applicable; provided that if Counterparty does not validly request JPMorgan to satisfy its Payment Obligation by the Share Termination Alternative, JPMorgan shall have the right, in its sole discretion, to satisfy its Payment Obligation by the Share Termination Alternative. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (1) separate amounts shall be calculated as set forth in Section 6(e) with respect to (i) this Transaction and (ii) all other Transactions, and (2) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Share Termination Alternative:	Applicable and means that JPMorgan shall deliver to Counterparty the Share Termination Delivery Property on the date when the Payment Obligation would otherwise be due pursuant to Section 9.7 of the Equity Definitions or Section 6(d)(ii) and 6(e) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation in the manner reasonably requested by Counterparty free of payment.

Share Termination Delivery Property:	A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:	The value to JPMorgan of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to JPMorgan at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:	One Share or, if a Merger Event has occurred and a corresponding adjustment to this Transaction has been made, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Merger Event, as determined by the Calculation Agent.

Failure to Deliver:	Applicable

Other applicable provisions:	If this Transaction is to be Share Termination Settled, the provisions of Sections 6.6, 6.7, 6.8, 6.9 and 6.10 (as modified above) of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-Settled” shall be read as references to “Share Termination Settled” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”. “Share Termination Settled” in relation to this Transaction means that Share Termination Settlement is applicable to this Transaction.

(r)	Governing Law. New York law (without reference to choice of law doctrine).

(s)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

(t)	Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(u)	Right to Extend. JPMorgan may extend any Settlement Date or any other date of delivery by JPMorgan, with respect to some or all of the Options hereunder, if JPMorgan determines, in its discretion, that such extension is reasonably necessary to enable JPMorgan to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if JPMorgan were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(v)	Registration/Private Placement Procedures. Counterparty hereby agrees that if, in the good faith reasonable judgment of JPMorgan, the Shares (“Hedge Shares”) acquired by JPMorgan for the purpose of hedging its obligations pursuant to this Transaction cannot be sold in the public market by JPMorgan without registration under the Securities Act, Counterparty shall, at its election, either (i) in order to allow JPMorgan to sell the Hedge Shares in a registered offering, make available to JPMorgan an effective registration statement under the Securities Act and enter into an agreement, in form and substance satisfactory to JPMorgan, substantially in the form of a underwriting agreement customary for a registered secondary offering; provided however, that if JPMorgan, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this Section 9(v) shall apply at the election of Counterparty, (ii) in order to allow JPMorgan to sell the Hedge Shares in a private placement (a “Private Placement Settlement”), enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance reasonably satisfactory to JPMorgan using commerically reasonable judgments (in which case, the Calculation Agent shall make any adjustments to the terms of this Transaction which are necessary, in its reasonable judgment, to compensate JPMorgan for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement); provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Counterparty to JPMorgan (or any affiliate designated by JPMorgan) of the Hedge Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Hedge Shares by JPMorgan (or any such affiliate of JPMorgan), or (iii) purchase the Hedge Shares from JPMorgan at the Closing Price on such Trading Days, and in the amounts, requested by JPMorgan.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax on 212 622 8519.

Very truly yours,

J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association

By:	/s/ Sudheer Tegulapalle
Authorized Signatory
Name:	Sudheer Tegulapalle
Vice President

Accepted and confirmed

as of the Trade Date:

Sonic Automotive, Inc.

By:	/s/ Stephen K. Coss
Authorized Signatory
Name:	Stephen K. Coss

Annex A

Relevant	Relevant Price
Date	$5.00 or less	$10.00	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00 or more
5/30/2006	0.6275	3.4800	7.1494	10.6618	12.3180	8.2642	5.7055	3.9940	2.7946	1.9208
11/30/2006	0.4174	2.8473	6.3432	9.8627	11.6038	7.6578	5.2056	3.5905	2.4747	1.6724
5/30/2007	0.2549	2.2454	5.5222	9.0282	10.8527	7.0214	4.6847	3.1741	2.1488	1.4230
11/30/2007	0.1346	1.6641	4.6564	8.1189	10.0272	6.3239	4.1190	2.7278	1.8048	1.1646
5/30/2008	0.0581	1.1345	3.7679	7.1443	9.1321	5.5709	3.5160	2.2602	1.4517	0.9055
11/30/2008	0.0175	0.6684	2.8432	6.0668	8.1285	4.7339	2.8593	1.7647	1.0893	0.6492
5/30/2009	0.0028	0.3080	1.9187	4.8849	7.0039	3.8083	2.1552	1.2541	0.7323	0.4093
11/30/2009	0.0001	0.0795	1.0080	3.5193	5.6613	2.7356	1.3868	0.7370	0.3995	0.2056
5/30/2010	0.0000	0.0035	0.2632	1.9333	3.9873	1.4884	0.6036	0.2822	0.1456	0.0711
11/30/2010	0.0000	0.0000	0.0000	0.0955	1.2245	0.0991	0.0442	0.0294	0.0182	0.0093
1/5/2011	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000